EXHIBIT 99.3   Annual Compliance Statement of Ford Motor Credit Company.


Ford Motor Credit Company                               One American Road
                                                        P.O. BOX 1732
                                                        Dearborn, MI 48121

To:   Bear Stearns Asset Backed Funding II Inc.
      383 Madison Avenue
      New York, NY 10179
      Attn: Brant Brooks

cc:   Bear, Stearns & Co.
      Attn:  Asset Backed Securities Group
      383 Madison Avenue
      New York, NY 10179
      Attn: Clark MacKenzie



                             OFFICER'S CERTIFICATE
                             ---------------------


                       ANNUAL STATEMENT AS TO COMPLIANCE
                       ---------------------------------

     The undersigned officer of Ford Motor Credit Company (the "Company"), does hereby advise you pursuant to Section 3.11 (a) of the Servicing Agreement dated September 1, 2003 by and among the Company and Bear Stearns Asset Backed Funding II Inc. (the "Agreement") that:

1. A review of the activities of the Company and of its performance under the Agreement during the period from January 1, 2004 to December 31, 2004 has been made under my supervision.

2. Based on this review, to the best of my knowledge, the Company has fulfilled all its obligations under the Agreement during the aforementioned period.




                                           /s/ D. M. Brandi
                                      ---------------------------------
                                      David Brandi
                                      Assistant Treasurer

Dated:  as of December 31, 2004